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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: January 28, 2002

YAHOO! INC.
(Exact name of registrant as specified in its charter)

0-28018
(Commission File Number)

DELAWARE (State or other jurisdiction of incorporation or organization)	77-0398689 (I.R.S. Employer Identification No.)

701 FIRST AVE.
SUNNYVALE, CALIFORNIA 94089
(Address of principal executive offices, with zip code)

(408) 349-3300
(Registrant's telephone number, including area code)

Item 5.  Other Events

        On January 28, 2002, Yahoo! Inc., a Delaware corporation ("Yahoo!"), announced that the Department of Justice and the Federal Trade Commission have granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in relation to the previously announced agreement for Yahoo! to acquire HotJobs. A copy of Yahoo!'s press release announcing this is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

  99.1
  Press Release dated January 28, 2002.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YAHOO! INC.
Date: January 29, 2002	By:	/s/ SUSAN DECKER Susan Decker Executive Vice President, Finance and Administration, and Chief Financial Officer

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YAHOO! INC.

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated January 28, 2002.

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  Item 5. Other Events
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
YAHOO! INC. INDEX TO EXHIBITS